Exhibit 99.4

Offer by
CVR ENERGY, INC.
to Exchange up to 37,154,236 Common Units of
CVR REFINING, LP
for
Shares of CVR Energy, Inc. Common Stock

At an Exchange Ratio of One Common Unit of CVR Refining, LP for
0.6335 Shares of CVR Energy, Inc. Common Stock

Pursuant to the prospectus/offer to exchange dated                        , 2018

        THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON              , 2018, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE "EXPIRATION TIME") OR EARLIER TERMINATED.

              , 2018

To Our Clients:

        Enclosed for your consideration are the prospectus/offer to exchange, dated                        , 2018 (as amended, supplemented or otherwise modified from time to time, the "prospectus/offer to exchange"), and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the "offer") in connection with the offer by CVR Energy, Inc. ("CVR Energy") to exchange up to 37,154,236 common units (the "common units") of CVR Refining, LP ("CVR Refining") at an exchange ratio of one common unit for 0.6335 shares of CVR Energy common stock, par value $0.01 per share. We are the holder of record (directly or indirectly) of common units held for your account. A tender of such common units for exchange can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender common units for exchange held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the common units for exchange held by us for your account, upon the terms and subject to the conditions set forth in the offer.

        Your attention is invited to the following:

  1.
  The consideration per one common unit is 0.6335 shares of CVR Energy common stock.

  2.
  The offer is being made for up to a maximum of 37,154,236 common units.

  3.
  The offer and withdrawal rights expire at 5:00 p.m., New York City time, on                        , 2018, unless the offer is extended or earlier terminated.

  4.
  The offer is subject to the satisfaction or waiver of certain conditions set forth in the prospectus/offer to purchase.

  5.
  Upon the terms and subject to the conditions of the offer, if more than the maximum of 37,154,236 common units are validly tendered for exchange and not properly withdrawn prior to the Expiration Time, the common units so tendered for exchange will be accepted for exchange on a pro rata basis, as described in the prospectus/offer to exchange.

  6.
  Any transfer taxes applicable to the exchange of common units pursuant to the offer will be paid by CVR Energy, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        If you wish to have us tender any or all of your common units for exchange, please so instruct us by completing, executing, detaching and returning to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your common units for exchange, all such common units will be tendered for exchange unless otherwise specified on the instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER FOR EXCHANGE ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

        The offer is made solely by means of the prospectus/offer to exchange, the Letter of Transmittal and any supplements or amendments thereto. The offer is not being made to, nor will tenders for exchange be accepted from or on behalf of, holders of common units in any jurisdiction in which the making of the offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

        Issuance of the shares of CVR Energy common stock pursuant to the offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Co., LLC (the "Exchange Agent") of (a) certificates representing the common units tendered for exchange or timely confirmation of the book-entry transfer of such common units into the account maintained by the Exchange Agent at The Depository Trust Company (the "Book-Entry Transfer Facility"), pursuant to the procedures set forth in the prospectus/offer to exchange, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent's message (as defined in the prospectus/offer to exchange) in connection with a book-entry delivery, and (c) any other documents required by the Letter of Transmittal. Accordingly, shares of CVR Energy common stock may not be issued to all unitholders tendering their common units for exchange at the same time depending upon when certificates for common units or confirmations of book-entry transfer of such common units into the Exchange Agent's account at the Book-Entry Transfer Facility are actually received by the Exchange Agent.

Instruction Form with Respect to the
Offer by
CVR ENERGY, INC.
to Exchange up to 37,154,236 Common Units of
CVR REFINING, LP
for
Shares of CVR Energy, Inc. Common Stock

At an Exchange Ratio of One Common Unit of CVR Refining, LP for
0.6335 Shares of CVR Energy, Inc. Common Stock

        The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange, dated                        , 2018, and the related Letter of Transmittal, in connection with the offer by CVR Energy, Inc. to exchange up to 37,154,236 shares of common units (the "common units") of CVR Refining, LP ("CVR Refining") at an exchange ratio of one common unit for 0.6335 shares of CVR Energy, Inc. common stock, par value $0.01 per share.

        This will instruct you to tender for exchange the number of common units indicated below (or if no number is indicated below, all common units) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the prospectus/offer to exchange and the related Letter of Transmittal.

Number of Common Units* to be Tendered for Exchange:

  *    Unless otherwise indicated, it will be assumed that all common units held by us for your account are to be tendered for exchange.

Signature(s):

Please Type or Print Name(s)

Please Type or Print Address(es) (Zip Code)

Area Code and Telephone Number(s)

Taxpayer Identification or Social Security Number(s)

Dated:

        PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, CVR ENERGY OR CVR REFINING.